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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-336701 on Form S-4 and Registration Statements No. 33-358205 and 33-358209 on Form S-8 of Complete Business Solutions, Inc. of our report dated February 9, 1998 on the financial statements of c.w. Costello & Associates, inc. for the year ended December 31, 1997 not presented separately herein, appearing in this Annual Report on Form 10-K of Complete Business Solutions, Inc. for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Hartford, Connecticut
March 23, 2000
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                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Shareholders
c.w. Costello & Associates, inc.
Wethersfield, Connecticut

We have audited the statements of operations, shareholders' equity and cash flows of c.w. Costello & Associates, inc. for the year ended December 31, 1997 not presented separately herein. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the results of operations and cash flows of c.w. Costello & Associates, inc. (an "S" Corporation) for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Hartford, Connecticut
February 9, 1998